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                  AMENDMENT TO REG. S STOCK PURCHASE AGREEMENT
                   BY AND BETWEEN LASERLOCK TECHNOLOGIES, INC.
                         AND CALIFORNIAN SECURITIES S.A.

         This Agreement (the "Amendment") made as of this 15th day of October 2003 by and between LaserLock Technologies, Inc., a Nevada corporation having offices at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004 (the "Company"), and Californian Securities S.A., Edificio Bilbao Plaza, Suite 418, Avenida Bilbao, Panama City, Republic of Panama (the "Purchaser").

                              R E C I T A T I O N S

       WHEREAS, the Company and the Purchaser have entered that certain Regulation S Stock Purchase Agreement dated May 2, 2003 (the "Agreement") whereby the Company agreed to sell and the Purchaser agreed to purchase up to 18,000,000 shares of common stock of the Company ("Shares") on the terms and conditions set out therein; and

       WHEREAS, the Company has sold and the Purchaser has purchased all of the allotted 18,000,000 shares as set forth in the Agreement; and

       WHEREAS, the Purchaser has received offers to purchase 4,629,639 shares of common stock ("Additional Shares") from third parties in a Reg. S transaction pursuant to the Agreement in addition to the 18,000,000 Shares already purchased and delivered; and

       WHEREAS, the Company desires to sell and the Purchaser has agreed to purchase an additional 4,629,639 Shares, and except as set forth below, on the same terms and subject to the same conditions as set forth in the Agreement; and

       WHEREAS, the Company has 2,250,000 shares of common stock that are authorized but unissued ("Option Shares"), said shares having been reserved for delivery against certain options granted by the Company ("Options"); and

       WHEREAS, the Company has agreed with the holders of the Options to cancel said Options, releasing the Option Shares from reserve.

       WHEREAS, the Company has, except as stated above with regard to the Option Shares, issued or reserved all of its authorized shares of common stock and is unable, as of the date of this Amendment, to issue new shares of common stock without the approval of its shareholders to an amendment to the Company's Certificate of Incorporation increasing the total number of authorized common shares.

       NOW THEREFORE, the Company and the Purchaser, intending to be bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenant and agree as follows:





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1.   Purchase and Sale: In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of the Agreement, which representations, warranties, covenants, terms and conditions shall apply equally to the Additional Shares as if fully set forth herein, the Company agrees to sell to the Purchaser in an "offshore transaction" as defined by Regulation S, and the Purchaser agrees to purchase, subject to the conditions hereinafter set forth, 4,629,639 Shares of the Company.

2. Payment: The purchase price for the Additional Shares shall be computed by multiplying the total number of Additional Shares by $.075 an aggregate of $347,223.

3. Closing and Delivery: The delivery of the Additional Shares and the payment by the Purchaser therefore shall take place in the manner described in
     Section 1.2 of the Agreement.

     a. The Company shall deliver 2,250,000 shares on or before October 27 to CSSA, said shares to be paid for and delivered in accordance with
        Section 1.2 of the Agreement. If the Company fails to deliver the Option Shares in accordance with this Paragraph 3(a), then this Amendment shall, at the option of Purchaser, terminate and be of no further effect.

     b. If the Company has not fulfilled its duties under Paragraph 3(a), and if this Amendment has not been otherwise terminated by Purchaser, then the Company shall deliver into escrow (the "Escrow") borrowed shares equal to the total number of the Additional Shares in the form of borrowed stock certificates, endorsed in blank with signatures Medallion guaranteed, said certificates to be held and disbursed in accordance with that certain escrow agreement of even date herewith by and among the Company, the Purchaser, the lender of the deposited certificate, Pacific Continental Securities (UK) Nominees Limited and the escrow agent named therein (the "Escrow Agreement"). The Purchaser shall pay the purchase price of $347,223 for the Additional Shares, by wire transfer directly to the Company within 24 hours of receipt of evidence of the Company's deposits into the Escrow as provided for in the Escrow Agreement between the parties.

     c. If the Company fulfills its duties under Paragraph 3(a), then the undelivered balance of the Additional Shares or 2,379,639 shares ("Remainder Shares") shall deliver the Escrow borrowed shares equal to the total number of the Remainder Shares in the form of borrowed stock certificates, endorsed in blank with signatures Medallion guaranteed, said certificates to be held and disbursed in accordance with the Escrow


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        Agreement. The Purchaser shall pay the purchase price for the Remainder
        Shares, totaling $178,473 ("Proceeds"), by wire transfer directly to the Company within 24 hours of receipt of evidence of the Company's deposits into the Escrow as provided for in the escrow agreement between the parties. Payment of the Proceeds shall constitute performance by the Purchaser hereunder.

     d. The Company shall substitute a newly issued certificate or certificates ("Substitute Certificate") for the borrowed shares in the Escrow, said new certificate or certificates to be held and distributed in accordance with the terms and conditions of the Escrow Agreement. The Escrow Agreement shall govern the time allowed for the deposit of the Substitute Certificate and the consequences of the Company failing to deposit Substitute Certificates for the Remainder Shares. The Company's failure to fulfill its obligations under the Escrow Agreement shall constitute a breach of this Agreement.

4. Increasing Authorized Shares: The Company acknowledges that except as set forth above, it has issued, or reserved for issuance, all of its authorized shares in prior transactions. The Company agrees to take all steps necessary to obtain shareholder approval of an amendment to the Company Articles of Incorporation to increase the authorized number of shares of common stock from 40,000,000 to at least 45,000,000.

5. Indemnification: The Company acknowledges that time is of the essence in completing the transactions contemplated under this Amendment. Anything in the Agreement to the contrary notwithstanding, the Company agrees to indemnify and hold Purchaser harmless from any all proceedings, charges, complaints, claims, causes of action, demands, injunctions, judgments, orders, decrees, rulings, damages, investigation and/or remediation costs, dues, penalties, fines, costs of defense and other costs, amounts paid in settlement, liabilities, obligations, responsibilities, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses to which it becomes liable on account of the Company's failure to deliver Additional Shares. Without limiting the generality of the foregoing, the Company acknowledges that its failure to deliver the Additional Shares may subject Purchaser to claims and liability to third parties including InterSecurities, or its customers, and Pacific Continental Securities (UK) Limited or its customers.

     The indemnity provisions set out in this Paragraph 5 are in addition to and not in substitution of the indemnity provisions of Article 7 of the Agreement.

6.   Termination: This Amendment shall terminate on the first to occur of:

     a. The fulfillment of the terms of this Amendment by both parties.





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     b. The agreement of the parties, provided however, that the rights and responsibilities of the parties under Paragraph 5 and the representations and warranties in the Agreement shall survive for 2 years from date hereof; or

      c. In any event on January 15, 2004.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LaserLock Technologies, Inc.                         Californian Securities S.A.



By: NORMAN GARDNER                                   By JAVIER CALVO
------------------                                      ------------------------
Name:  Norman Gardner
Title: President & CEO












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